UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  November 2, 2005 (October 28, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                            13-1885030

          (Commission File Number)      (IRS Employer Identification No.)

  200 Park Avenue, New York, New York                  10166

(Address of Principal Executive Offices)                   (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 28, 2005, Sequa Corporation (the "Company") entered into a Third Amendment (the "Third Amendment") dated as of October 28, 2005 to the Amended and Restated Receivables Purchase Agreement dated as of April 30, 2004 (the "Receivables Purchase Agreement") by and among Sequa Receivables Corp., a New York corporation ("SRC"), the Company, Liberty Street Funding Corp., a Delaware corporation, and The Bank of Nova Scotia, a Canadian chartered bank.  SRC is a special purpose corporation wholly-owned by the Company.  The Third Amendment specifically excludes Delta Airlines, Northwest Airlines and Delphi Corporation as eligible receivables for the purpose of calculating the Net Receivables Pool Balance.

            The foregoing description is a summary of the material provisions of the Third Amendment.  It does not purport to be a complete description of the Third Amendment and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The Amended and Restated Receivables Purchase Agreement is filed as Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, the First Amendment to the Receivables Purchase Agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated May 11, 2005 and the Second Amendment to the Receivables Purchase Agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated May 19, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits.

                        10.1     Third Amendment to Receivables Purchase Agreement dated as of October 28, 2005 by and among Sequa Receivables Corp., a New York corporation, the Company, Liberty Street Funding Corp., a Delaware corporation, and The Bank of Nova Scotia, a Canadian chartered bank.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SEQUA CORPORATION

                                                 By: /s/ Howard M. Leitner

                                                 Howard M. Leitner

                                                 Senior Vice President, Finance

Dated:  November 2, 2005